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                                TRANSACTION AGREEMENT


    THIS TRANSACTION AGREEMENT is made and entered into as of as of January 7, 1997, by and between PREMIERE RADIO NETWORKS, INC. ("Company), a Delaware corporation, and ERIC R. WEISS, an individual ("Weiss").

                                      WITNESSETH

    The parties hereto are to enter into the Consulting Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Consulting Agreement"). Capitalized terms appearing herein and not otherwise defined herein shall have the meanings specified in the Consulting Agreement. Weiss has been instrumental in arranging and effecting the transaction (the "Transaction") contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement") between Company and AME dated as of December 31, 1996. This Agreement shall constitute the agreement as to the engagement of Weiss by Company to provide legal and financial services to Company in connection with the Transaction. In consideration of Weiss's services heretofore performed on behalf of Company, the full value of which the parties acknowledge will be enhanced by Weiss's performance under the Consulting Agreement, the parties hereto agree as follows:

    24. COMPENSATION. As Compensation for the successful completion of the Transaction, Company shall pay Weiss Five Hundred Thousand Dollars ($500,000.00) (the "Transaction Fee"), subject to the terms and conditions hereof. Company shall pay $250,000 of such Transaction Fee to Weiss on the Closing Date (as defined in the Merger Agreement) upon the consummation of the Merger, and shall pay the remaining $250,000 in 24 equal monthly installments commencing one month after the Closing Date, except as provided in paragraph 2 below.

    25. TERMINATION. The parties hereto hereby agree that if the Consulting Agreement shall terminate for any reason, Company shall continue to pay monthly installments of the Transaction Fee only for so long and during such time as Company shall be obligated to pay Retainer to Weiss under the contemplated Consulting Agreement. If Company's obligation to make payments of Retainer shall at any time terminate under the Consulting Agreement, Company shall then and thereafter have no obligation to pay any further installment of Transaction Fee hereunder. Notwithstanding the foregoing, if, within one year after any
Sale: (a) the engagement of Weiss is terminated for reasons other than those set forth in paragraph 11(c), (d) and (e) of the Consulting Agreement, or (b) Weiss voluntarily terminates his engagement within 60 days after either the diminution of his responsibilities or the date on which Stephen Lehman ceases to be engaged in the active senior management of Company, then Company shall continue to pay installments of Transaction Fee to Weiss as though the Term had continued for the lesser of one year or until the End Date. Weiss's removal or resignation from the Board as a consequence of a Sale with respect to which Weiss shall not have provided a Non-reduction Notice to Company shall not be deemed to be a diminution of Weiss' responsibilities for


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purposes of this paragraph 2.  In addition, within 30 days following the consummation of a Sale in connection with which Weiss is removed or resigns from the Board, and with respect to which Weiss shall not have provided a Non-reduction Notice to Company, Company may terminate this engagement pursuant to paragraph 2, and such termination shall have the same effect a termination by Weiss under paragraph 2(b).

    (z) SCOPE OF SERVICES. Weiss will, in connection with his engagement hereunder, be responsible for the review and analysis of appropriate and available background information regarding AME, and for providing Company management with legal and financial services in connection with the Transaction. Weiss understands and agrees that the primary goal of the Company in connection with his engagement hereunder is to successfully consummate the Transaction.

    (aa) NOTICE. Any notice or other communication required or permitted to be given to the parties hereto shall be provided in the manner and to such addresses as may be specified for the giving of notices in the Consulting Agreement.

    (bb) SEVERABILITY. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstances, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

    (cc)  GOVERNING LAW; RESOLUTION OF DISPUTES.

          (i) The validity, interpretation, performance and enforcement of this Agreement shall be controlled by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles. The parties hereto submit to the jurisdiction of the courts of California in respect to any matter or thing arising out of this Agreement or pursuant thereto. Notwithstanding the foregoing, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by the appointment of a retired judge of the Superior or Appellate courts of California who shall act pursuant to Section 638(1) of the California Code of Civil Procedure "to try any and all of the issues in an action or proceeding, whether of fact or of law, and to report a state of decision thereon." The parties stipulate to the use of the reference procedure and agree that the Superior Court of Los Angeles County of the State of California may issue such orders as are necessary to implement the parties' intent that any such controversy or claim shall be resolved through the use of the reference procedure. THE PARTIES EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY CONTROVERSY OR CLAIM ARISING OUT OF THIS AGREEMENT OR THE BREACH HEREOF.

          (ii) The parties shall be entitled to discovery as provided in the California Code of Civil Procedure. However, the referee may regulate the extent and scope of such discovery based upon the nature of the controversy, the amounts involved and the expected benefits from any


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discovery.


          (iii) If the parties are unable to agree on the appointment of a retired judge to serve as a referee, then the court shall appoint a retired judge to act as the referee.

          (iv) The referee shall apply applicable substantive law and the rules of evidence set forth in the California Evidence Code and applicable case authority. The parties shall not be required to file formal pleadings and shall take other steps as may be appropriate and necessary to assure that any controversy be resolved as efficiently and expeditiously as possible.

          (v) The decision reached by the referee shall be entered as a judgment of the Superior Court appointing the referee and such decision shall be fully appealable.

          (vi) All fees and expenses of the referee shall be initially borne on a pro rata basis by the parties, but shall be recoverable by the prevailing party. All fees and expenses of counsel to each party shall be initially borne by such party, but the referee shall have the power to order that reasonable fees and reasonable expenses of counsel be recovered by the prevailing party.

    (dd) ASSIGNMENTS. Neither party shall have any right to assign this Agreement or to delegate any rights, duties or obligations hereunder. Weiss hereby expressly agrees that this Agreement is personal to him and that the rights and interests of Weiss hereunder may not be assigned, nor may his obligations and duties hereunder be delegated, except upon Weiss's death, any rights remaining shall pass to Weiss's estate, beneficiaries, heirs, assigns, or transferee, as applicable.

    (ee) MODIFICATIONS; PRIOR AGREEMENTS. No modification, amendment, deletion, addition or other change in this agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by both parties hereto. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion. The parties hereto understand and agree that this Agreement and the Consulting Agreement are intended to supersede and replace any and all Agreements previously entered into, by and between Company and Weiss, written or oral, relating to Weiss's consulting with Company and sets forth the parties' complete understanding regarding the within subjects. No representation has been made except as expressly set forth herein. Paragraph headings and captions appearing herein are for convenience of reference only, and do not constitute part of this Agreement.

    (ff) COUNTERPARTS. This Agreement may be executed in one or more counterparts, including by facsimile, each of which will be deemed an original and all of which together will constitute one and the same instrument.


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    IN WITNESS WHEREOF, the parties have executed this Transaction Agreement on the date set forth below.




Date:   January 7, 1997                /s/ Eric R. Weiss
      ----------------                 -----------------------------------
                                       ERIC R. WEISS



                                       "COMPANY"

                                       PREMIERE RADIO NETWORKS, INC.


Date:   January 7, 1997                /s/ Stephen C. Lehman
      ----------------                 -----------------------------------
                                       By:  Stephen C. Lehman
                                            ------------------------------
                                            President


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